Exhibit 10.4


                 AMENDED AND RESTATED TERM LOAN PROMISSORY NOTE

     Reference is made to the $5,000,000 Amended and Restated Term Loan Promissory Note dated January 17, 1997 of DeVlieg-Bullard, Inc. and payable to the CIT Group/Business Credit, Inc. (the "Term Loan I Note") the $3,000,000 Amended and Restated Term Loan II Promissory Note dated January 17, 1997 (the "Term Loan II Note"), the $2,000,000 Term Loan III Promissory Note, dated January 17, 1997 (the "Term Loan III Promissory Note"), the $1,500,000 Term Loan IV Promissory Note, dated January 17, 1997 (the "Term Loan II Promissory Note"). To the extent that this Amended and Restated Term Loan Promissory Note amends each of the Term Loan I Promissory Note, the Term Loan II Promissory Note, the Term Loan III Promissory Note and the Term Loan IV Promissory Note, each such Note is amended. To the extent this Amended and Restated Term Loan I Promissory Note restates each of the Term Loan I Promissory Note, the Term Loan II Promissory Note, the Term Loan III Promissory Note and the Term Loan IV Promissory Note, each such Note is restated.


$2,850,000                                                  New York, New York
                                                            March 11, 1998

     FOR VALUE RECEIVED, the undersigned, DeVlieg-Bullard, Inc., a Delaware corporation (herein the "Borrower"), promises to pay to the order of the BNY Financial Corporation ("BNYFC"), at The CIT Group/Business Credit, Inc.'s ("CITBC") offices located at 1211 Avenue of the Americas, New York, NY 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000) in thirty-eight (38) equal principal installments of each payable monthly on the last business day of each month commencing March 31, 1998 and one
(1) final installment of the remaining principal amount outstanding, plus all other amounts having accrued and outstanding, payable on April 30, 2001.

     The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in the Financing Agreement referred to below. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand at a rate per annum equal at all times to the Default Rate of Interest.

     If any payment on this Amended and Restated Term Loan Promissory Note (the "Note") becomes due and payable on a day other than a business day, the maturity thereof shall be extended to the next succeeding business day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     This Note is one of the Term Loan Promissory Notes referred to in the Amended and Restated Financing Security Agreement, dated as of January 17, 1997, between the Borrower and CITBC as amended by a First Amendment to Amended and Restated Financing and Security Agreement dated as of April 1, 1997, as amended by a Third Amendment to Amended and Restated Financing and Security Agreement dated as of September 17, 1997 and as amended by a Fourth Amendment to Amended and Restated Financing and Security Agreement dated as of March 11, 1998 (as it may be amended, modified or supplemented from time to time, the "Financing Agreement") and is subject to, the entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. Terms defined in the Financing Agreement are used herein with their defined meanings unless otherwise defined herein.

     Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid on this Note may become, or be declared to be immediately due and payable, all as provided in the Financing Agreement.

     This Note is secured by certain Loan Documents, including the Financing Agreement, and is guaranteed as provided in the Financing Agreement, reference to which is hereby made for a description of the Collateral and guarantees provided for under such Loan Documents and the rights of BNYFC with respect to such Collateral and guarantees.

     The Borrower hereby waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Amended and Restated Term Loan Promissory Note.

     THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                          DEVLIEG-BULLARD, INC.



                                          By /s/ WO Thomas
                                             -------------------------------
                                             Name:  William O. Thomas
                                             Title: President & Chief Executive
                                                    Officer



                                       2